SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2002

SPANTEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Florida	0-25124	65-0782227

(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 North Venetian Drive, Miami, Florida 33139

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (561) 968-1313

(Former name or former address, if changed since last report)

SIGNATURE
SPANTEL COMMUNICATIONS - PRESS RELEASE

ITEM 5. Other Events. On September 20, 2002, Mohamed Khashoggi, President of the Registrant, resigned to pursue other interests. Mr. Khashoggi will remain a member of the Registrant’s Board of Directors. Jose Ramon Basterra, currently a Managing Director of the Registrant, was named President of the Registrant, replacing Mr. Khashoggi. Mr. Basterra will continue as member of the Board of Directors. A copy of the press release announcing this management change is attached as Exhibit 99.1

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANTEL COMMUNICATIONS, INC.

	By:	/s/ JOSE RAMON BASTERRA
	Its:	PRESIDENT

Dated: November 26, 2002